EXECUTION VERSION

Exhibit 10.8

MASTER SUPPLY AGREEMENT

Between

IMPAX LABORATORIES, INC.

And

BORA PHARMACEUTICALS CO., LTD

And

IMPAX LABORATORIES (TAIWAN), INC.

For

Manufacturing and Packaging of Pharmaceutical Products

December 19, 2017

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AGREEMENT
This Master Supply Agreement (the “Agreement”) by and between Impax Laboratories, Inc. (“Customer”), a corporation existing under the laws of Delaware, and each of Bora Pharmaceuticals Co., Ltd., a company existing under the laws of the Republic of China (“Bora”) and Impax Laboratories (Taiwan), Inc., a company existing under the laws of the Republic of China (“Impax Taiwan” and, together with Bora, the “Manufacturer”) is entered into as of the last date of the parties’ signatures below and the terms and conditions under this Agreement are binding on the Parties upon such date; provided that, such terms and conditions shall not be in full force and effect unless and until the Closing (as defined below) and which will automatically become effective upon such Closing without any further action by Customer and Manufacturer (the “Effective Date”).
WHEREAS, Customer and Bora are party to that certain Stock and Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, pursuant to which Customer has agreed to sell all of the outstanding shares of Impax Taiwan and certain assets of Customer to Bora;
WHEREAS, Impax Taiwan currently manufactures and packages certain pharmaceutical products for Customer; and
WHEREAS, Customer wishes to continue to purchase certain pharmaceutical products from Manufacturer, and Manufacturer wishes to continue to manufacture and supply such pharmaceutical products for Customer, in each case after completion of the transactions contemplated by the Purchase Agreement pursuant to the terms and conditions of this Agreement;
NOW, THEREFORE, in consideration of the above and of the promises and mutual covenants, agreements, guarantees and representations contained herein and intending to be legally bound, the Parties agree as follows:

ARTICLE 1
INTERPRETATION/DEFINITIONS

The following terms shall, unless the context otherwise requires, have the following meanings, respectively:
“ANDA” means an Abbreviated New Drug Application filed by Customer with the FDA and any amendments thereto.
“Acknowledgement” shall have the meaning set forth in Section 4.2.
“Adverse Supply Event” shall have the meaning set forth in Section 4.7.

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“Affiliate” means any person or business entity which owns, directly or indirectly, a controlling interest in a Party to this Agreement, by stock ownership or otherwise; or any person or business entity which is owned by a Party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or any person or business entity, the majority ownership of which is directly or indirectly common to the majority ownership of a Party to this Agreement.
“API” means the compound, as further described in the Schedule attached hereto with respect to a specific Product, that, unless the Parties agree otherwise in a Schedule with respect to a specific Product, has been released by Customer and provided to Manufacturer, along with a certificate of analysis, as provided hereafter in this Agreement.
“Batch” means one (1) production lot of a Product.
“Batch Record” means the document created as and after each Batch is processed and/or packaged that, when complete and accurate, reflects and incorporates all aspects of the Master Batch Record and/or Master Packaging Record, the Certificate of Analysis, Certificate of Manufacture, and any Manufacturing Investigation or Deviation reports issued, with respect to such Batch.
“Bulk Product” means a Product in the form of bulk capsules, tablets, caplets or blister packs, as applicable, for the relevant Product before final Packaging.
“cGMPs” means the then-current good manufacturing practices applicable to the manufacture of pharmaceutical products for human use as promulgated in U.S. C.F.R. (Title 21, Parts 210-211) and European Community Guide to Good Manufacturing Practices.
“Certificate of Analysis” means a certificate issued by Manufacturer stating that a Batch has been Processed and/or Packaged in accordance with the Master Batch Record and/or Master Packaging Record and stating the final release results.
“Certificate of Manufacture” means a certificate issued by Manufacturer stating that a Batch has been Processed and/or Packaged in accordance with registration documents and the Master Batch Record and in conformity with cGMPs.
“Change Control” means the quality assurance process by which any change which affects a Product or its regulatory filings, including but not limited to changes in the Specifications, Process, Packaging, Raw Materials, Containers, Components, or Facility is agreed to, reviewed and approved in writing prior to implementation by both Customer and Manufacturer as specified in the Quality Agreement.
“Closing” has the meaning set forth in the Purchase Agreement.
“Components” means the materials used for Packaging the Product as identified in the Master Batch Record or Master Packaging Record.

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“Confidential Information” means a Party’s technology, data, know-how, or information whether written or oral, technical or non-technical, including, but not limited to, financial statements, reports, pricing, trade secrets, secret processes, formulae, samples, customer data (including customer lists), and the like (collectively, “Information”), that has been or will be disclosed to the other Party in connection with the negotiation of this Agreement and the other documents contemplated thereby or the consummation of the transactions contemplated thereby; provided, however, that all Information that is owned or controlled by or otherwise in the possession of Customer or Impax Taiwan prior to the Closing shall be deemed to be, and shall be treated for all purposes under this Agreement as, Information of Customer, regardless of whether such Information is, after the Closing, in the possession of Manufacturer or any of its Affiliates (including, after the Effective Date, Impax Taiwan).
“Containers” means packaging boxes and shipping containers other than Components.
“Contract Year” means a twelve (12) month period commencing on each anniversary of the Effective Date during the term of this Agreement.
“Defective Packaged Product” shall have the meaning set forth in Section 8.1.
“Defective Product” shall have the meaning set forth in Section 8.1.
“Directions for Testing” means the quality control analytical methods used for testing of a Product and the Raw Materials, Components and Containers with respect thereto.
“Equipment” means any and all of the equipment used in the Processing and/or Packaging and testing of the Product, whether such equipment is the property of Manufacturer or Customer.
“Existing Inventory” means the Bulk Product, Raw Materials, Work-In-Process, Components, Containers, Labeling, and Intermediate Products that are in the possession of the Company as of the Effective Date, which shall be mutually agreed by the Parties on the basis of the levels of Bulk Product, Raw Materials, Work-In-Process, Components, Containers, Labeling, and Intermediate Products set forth in the Estimated Closing Date Balance Sheet and thereafter revised to reflect the Final Closing Date Balance Sheet or as otherwise finally determined pursuant to Section 2.4(b) of the Purchase Agreement, which Attachment C shall (a) identify each Intermediate Product by type, quantity and per unit cost to Manufacturer and (b) if applicable, the date by which such Existing Inventory must be incorporated into a relevant Product in order for Manufacture to satisfy the shelf-life requirements set forth in Section 5.5.
“Facility” means Impax Taiwan’s manufacturing and packaging facility located at No. 1, Kedong 3rd Road, Jhunan Science Park, Jhunan, Miaoli County, 35053, Taiwan.
“FDA” means the United States Food and Drug Administration or any successor organization thereto.

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“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq., as amended.
“Finished Product” means a Product at the completion of Processing and/or Packaging into the final form with respect to such Product to be delivered by Manufacturer.
1.1.1    “Firm Commitment” shall have the meaning set forth in Section 4.1.
“Intermediate Product” means a material supplied by Customer to Manufacturer for further Processing and/or Packaging of a Product, which Intermediate Product shall be set forth on the Schedule, attached hereto, with respect to the applicable Product.
“Labeling” means all printed labeling, including but not limited to, labels, package inserts and cartons, for a Product.
“Latent Defect” means a defect in the Product that existed at or prior to delivery attributable to Manufacturer Defective Processing or Manufacturer Defective Packaging that occurred while Product was under the sole control and possession of Manufacturer, and which was not discoverable upon inspection by Customer in accordance with its internal procedures.
“Lot Number” means the unique number applied to a Batch of a Product by Customer and/or Manufacturer; provided, however, that all Batches with respect to a Product shall reference the Customer number with respect to such Product.
“Manufacturing Cost” means, with respect to a Product that is Processed and/or Packaged and analyzed for quality control, release and stability testing by or on behalf of Manufacturer and supplied to Customer hereunder, the costs incurred by Manufacturer or its Affiliate that are [****], consisting of: (a) costs of [****] used in the manufacturing of the relevant Product; (b) [****]; (c) costs of [****], including costs for [****]; (d) [****]; (e) [****]; (f) costs of [****]; (g) [****]; and (h) [****]. All of the foregoing listed costs shall be included in the Manufacturing Cost [****]. Notwithstanding the foregoing, Manufacturing Cost shall not include any (i) [****], (ii) [****], (iii) [****], (iv) [****], (v) [****], or (vii) [****]. The Manufacturing Cost shall be computed by Manufacturer and its Affiliates in accordance with US generally accepted accounting principles.
“Manufacturing Investigation or Deviation Report” means a report by Manufacturer indicating any deviation from the Processing and/or Packaging procedures with respect to a Product as set forth in the Quality Agreement with respect to such Product.
“Manufacturer Defective Packaging” shall have the meaning set forth in Section 8.1.
“Manufacturer Defective Processing” shall have the meaning set forth in Section 8.1.
“Master Batch Record” means the document containing the formula (listing API and/or Intermediate Product and Raw Materials), procedures for the Processing, quality control and assurance of a specific Product, and in-process and finished Specifications for such

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Product as set forth in the applicable Schedule with respect to such Product, and reviewed and approved by both Manufacturer and Customer Quality Assurance.
1.1.2    “Master Packaging Record” means the document containing a specific Product description (listing Intermediate Product, Components, Containers and Labeling), procedures for the Packaging, quality control and assurance of the Product, and in-process and finished Specifications for such Product as set forth in the applicable Schedule with respect to such
Product; and reviewed and approved by both Manufacturer and Customer quality assurance groups.
“NDA” means any New Drug Application filed by Customer with the FDA and any amendments thereto.
“Package and/or Packaging” means the act of inspecting, filling a specific Product into Components, placing the Labeling on and with such Product, and final packing of such Product into Containers in accordance with the applicable Master Packaging Record or the registration or Validation protocol, in each case with respect to such Product.
“Party and/or Parties” means any or all of Customer, Bora and/or Impax Taiwan.
“Pharmacovigilance Agreement” has the meaning set forth in Section 7.9.
“Process and/or Processing” means the pharmaceutical manufacturing procedures, or any part thereof, involved in manufacturing a specific Product from the API and/or Intermediate Product and Raw Materials, in each case with respect to such specific Product, in accordance with the applicable Master Batch Record or registration or Validation protocol, in each case with respect to such Product.
“Product” means a pharmaceutical product that Customer desires to have Processed and Packaged pursuant to this Agreement and which is described in an applicable Schedule attached hereto.
“Product Change Control Request” means a form filled out and submitted by one Party to the other Party for the purposes of proposing making any change to an approved process or equipment used to Process and/or Package a specific Product. Each Party shall submit to the other Party using its own respective Product Change Control Request form for the use of Processing and/or Packaging changes or changes to the Master Batch Record or Master Packaging Records. All such Product Change Control Requests shall go through proper procedures as described in each Party’s internal operating procedures prior to implementation.
“Product Specifications” means the applicable Specifications with respect to a specific Product.

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“Production Fees” means the amounts charged by Manufacturer for its services as detailed on the applicable Schedule, attached hereto, with respect to a specific Product.
“Product Maintenance Services” has the meaning set forth in Section 2.11.
“Purchase Agreement” has the meaning set forth in the Recitals.
“Purchase Order” means the firm, written orders for Processing and/or Packaging of a specific Product submitted by Customer to Manufacturer pursuant to Section 4.2.
“Quality Agreement” means the master quality document agreed to pursuant to Section 7.1, between Customer and the Manufacturer quality assurance groups outlining the operational responsibilities of each group in regards to the Product(s) and the Processing and/or Packaging of such Product(s) in Manufacturer’s Facility. For the avoidance of doubt, if required there will be a Product-specific addendum attached to the Quality Agreement with respect to each specific Product prior to the initiation of Processing of such Product hereunder.
“Raw Materials” means the excipients other than the API and/or Intermediate Product necessary for Processing a specific Product, as listed in the Master Batch Record with respect to such Product.
“Regulatory Authorities” means the FDA, European Union and Taiwanese (including the Taiwanese Food and Drug Administration) regulatory agencies having the authority to approve and/or control the right to manufacture, import, conduct clinical testing, market or sell a Product.
“Review Period” shall have the meaning set forth in Section 8.1.
“Rolling Forecast” shall have the meaning set forth in Section 4.1.
“Schedules” mean the schedules, in the form set forth in Attachment A (Form of Product Schedule) hereto, each such schedule (Product Schedule 1, Product Schedule 2, etc.) attached hereto and incorporated herein by reference each of which shall relate to a specific Product hereunder and which shall contain the following information with respect to such Product (each, a “Product Schedule”):
(i) Specifications for the Processing and Packaging of such Product;
(ii) API, Intermediate Product, Raw Materials, Components, Labeling, and Containers, and specifications with respect thereto, in each case for the Processing and Packaging of the applicable Product;
(iii) Production Fees and Unit Cost; and
(iv) any other unique information or requirements agreed between the Parties with respect to such Product.

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“SDS” means the material Safety Data Sheets for the API for a specific Product and a Finished Product.
“Shortfall” shall have the meaning set forth in Section 4.6.
“Specifications” means the API and/or Intermediate Product, Raw Material, Components, Labeling, and Containers specifications and the in-process and Finished Product specifications for testing and release and stability as approved by Customer and Regulatory Authorities for the Products set forth on the Schedules attached hereto.
“Territory” means the United States of America and its territories, protectorates and possessions.
“Unit Cost” means the cost charged by Manufacturer per unit of a specific Product as detailed on the applicable Schedule attached hereto.
“Validation” means all installation qualification (IQ), operational qualification (OQ), performance under load qualification (PQ), cleaning validation, and method validation procedures for the Facility, Equipment, Processing and/or Packaging processes, and analytical testing methods for quality control and cleaning that may affect a specific Product.
“Work-In-Process” means the API and/or Intermediate Product and Raw Materials, or Bulk Product and Components, Labeling and Containers, with respect to a Batch of a specific Product during the time period beginning at the time Manufacturer begins work in accordance with the Master Batch Record or Master Packaging Record with respect to such Product and ending upon completion of the Processing and Packaging of a Finished Product in accordance with this Agreement.
ARTICLE 2
PROCESSING/PACKAGING ARRANGEMENT

2.1    Scope of Work.
(a) Manufacturer shall Process, Package and/or, as the Parties agree in writing, store, and shall analyze for quality control, release and stability testing, each Product in accordance with the Specifications contained in the Master Batch Record, the Master Packaging Record and the Directions for Testing as listed in the applicable Schedule, attached hereto, with respect to such Product and deliver such Product in accordance with the terms and conditions of this Agreement and Manufacturer shall perform these services for Customer at the Production Fees and Unit Costs listed in the applicable Schedule attached hereto with respect to such Product (such Production Fees and Unit Costs being subject to adjustment in accordance with the terms hereof).
(b) Manufacturer shall Process each Product in accordance with the Specifications, applicable laws and the terms and conditions of this Agreement. During the Term, Customer and its Affiliates shall purchase exclusively from Manufacturer all of

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Customer’s and its Affiliates’ requirements of Product in the Territory; provided, however, that pursuant to the terms of Section 4.6 and Section 4.7 and for the time period described therein, upon the occurrence of a Shortfall or an Adverse Supply Event, Customer may purchase its requirements for the Products affected by the Shortfall or Adverse Supply Event from any one or more third persons or produce the Product itself.
1.2    2.2    Lot Numbering/Expiration Dates. With respect to Packaging specific Product, Manufacturer shall make arrangements for and implement the imprinting of Lot Numbers and expiration dates on, as applicable, the packaging of each Product shipped. Such Lot Numbers and expirations dates shall be affixed on the Product packaging and on the shipping carton of each product as is required by cGMPs and consistent with the Specifications. Electronic on-line verification of the Lot Number/ Expiration date and serialization will be performed by
Manufacturer. If Manufacturer places an internal Lot Number on a Product package and/or shipping carton that is different from the Customer Lot Number referenced in the Purchase Order for that Batch of Product, Manufacturer shall provide a cross-reference for the Customer Lot Number on all documents associated with the Batch of Product.
2.3    Product Identifier and Serial Numbering. If applicable, Manufacturer shall make arrangements for the imprinting of the product identifier, i.e., global trade identification number (GTIN) and serial number on the packaging of each Product shipped. Such product identifier and serial number shall be affixed on the product packaging and on the shipping carton of each product as required by cGMPs and consistent with the Specifications. Electronic on-line verification of the product identifier and serial number will be performed by Manufacturer.
2.4    Data Carrier Printing and Encoding. If applicable, Manufacturer shall make arrangements for the imprinting of the data carrier, i.e., 2D Data Matrix or barcode, on the packaging of each Product shipped. Such data carrier shall encode the Lot Number, expiration date, product identifier and serial number. Such data carriers shall be affixed on the product packaging and on the shipping carton of each Product as required by cGMPs and consistent with the Specifications. Electronic on-line verification of the data carrier will be performed by Manufacturer.
2.5    Sub-Contracting. Manufacturer shall not without prior written approval of Customer sub-contract any part of its obligations or responsibilities under this Agreement to a third party. For the avoidance of doubt, for purposes of this Section 2.5, Manufacturer’s Affiliates shall not be third parties.
2.6    Product Change Control Requests. Any proposed change to the Master Batch Record, Master Packaging Record or Specifications with respect to a Product must be approved by each of Customer and Manufacturer through the issuance and acceptance of a Product Change Control Request. All changes thereto agreed to by the Parties from time to time shall be in writing, dated and signed by the Parties. No change in the Product Change Control Request shall be implemented by Manufacturer, whether requested by Customer or

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requested or required by any Regulatory Authority, until the Parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change (including any change to Unit Cost). Manufacturer shall respond promptly to any Product Change Control Request made by Customer (and in any event no later than [****] business days within receipt of any such request), and both Parties shall use commercially reasonable efforts to agree to the terms of such requested change in a timely manner. As soon as practicable after a Product Change Control Request is made, Manufacturer shall notify Customer of the costs associated with such Product Change Control Request and shall provide such supporting documentation as Customer may reasonably request. Any costs associated with such Product Change Control Request shall be borne by Customer, except where such change is specific to the Facility and not related to any Product, in which case such costs shall be borne by Manufacturer. If there is a conflict between the terms of this Agreement and the terms of the Product Change Control Request, this Agreement shall control. Manufacturer reserves the right to postpone effecting changes until such time as the Parties agree to and execute the required written amendment. No revisions to the Specifications that would affect the Processing and/or Packaging of a Product shall be submitted to any Regulatory Authorities unless approved by all Parties in writing. It is understood by all Parties that changes mandated by Regulatory Authorities shall be acted upon with due diligence and at Customer’s expense.
2.7    Changes and Modifications to Facility or Equipment by Manufacturer.
(a)    Change in Location. Manufacturer shall not change the Facility at which it Processes and/or Packages a Product. Manufacturer shall not move the physical location within its Facility for Processing, testing and/or Packaging the Product without obtaining Customer’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. If any changes are proposed by Manufacturer and agreed to by Customer in writing in regard to movement of Processing and/or Packaging within Manufacturer’s Facility, responsibility for the costs of any Validation activities required in connection with such change will be discussed among and agreed to by the Parties.
(b)    Modifications to Facility. Manufacturer shall notify Customer in writing at least [****] calendar days prior to any planned modifications to parts of the Facility used for Processing, Packaging or storage of the Product if such modifications will materially affect a Product. In the event of such planned modifications of the Facility, Manufacturer shall use commercially reasonable efforts to accommodate Customer’s requirements for Product by compiling Product inventory and bridge stock of Product for such period of Facility modifications.
2.8    On Time Delivery. Matrices for Manufacturer performance for on time delivery for each Product will be developed and maintained by the Parties. The Parties shall review such matrices quarterly to maintain terms that are acceptable to both Parties throughout the term of this Agreement. In the event that Manufacturer delivers Product more than [****] days after the mutually agreed delivery date for such Product on [****], then the Parties shall

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

meet to discuss steps to address such late deliveries and shall jointly develop an action plan with respect thereto.
2.9    No Volume Guarantee. Except for Manufacturer’s Firm Commitments (as defined in Section 4.1) and subject to Customer’s compliance with Section 2.1, Manufacturer acknowledges that Customer is not guaranteeing any volume of Product will be ordered by Customer.
2.10    Product Maintenance Services. Customer will receive the product maintenance services set out in Attachment B (the “Product Maintenance Services”) at no additional charge to Customer.

ARTICLE 3
RAW MATERIALS, API, COMPONENTS, CONTAINERS AND LABELING

3.1    Supply.
(a) API.
(i) In Processing and/or Packaging Products, Manufacturer will use its commercially reasonable efforts to utilize the Existing Inventory before utilizing other Raw Materials, Containers, Components and Intermediate Product. With respect to any Intermediate Product that is not included in the Existing Inventory, and upon full utilization of the Existing Inventory, in each case unless the Parties agree otherwise with respect to a specific Product as set forth in the applicable Product Schedule, Customer shall supply to Manufacturer for Processing, at Customer’s sole cost and risk, API and Intermediate Product, and any other Customer-supplied materials, in quantities sufficient to meet Customer’s requirements for a specific Product as set forth in the applicable Schedule with respect to such Product. Customer shall deliver such items with respect to the applicable Product, together with associated certificates of analysis, to the Facility no later than [****] calendar days before, but not earlier than [****] calendar days before, the date upon which the Parties agree pursuant to Section 4.2 that delivery with respect to such Product will occur. Customer shall be responsible at its expense for securing any necessary export or import clearances or permits required in respect of supply to Manufacturer of such items. Manufacturer shall use such items solely and exclusively for Processing such Product pursuant to the terms of this Agreement. Prior to Effective Date, for each item of Existing Inventory, Customer shall provide to Manufacturer (if not then in Manufacturer’s possession) a copy of all associated SDS, safe handling instructions, storage requirements and conditions and health and environmental information, and shall promptly provide any updates or revisions thereto. After the Effective Date, prior to delivery of any API and Intermediate Product by Customer, Customer shall provide to Manufacturer a copy of all associated SDS, safe handling instructions, storage requirements and conditions and health and environmental information, and shall promptly provide any updates or revisions thereto.

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii) Within [****] calendar days of receipt by Manufacturer of API, Intermediate Products or any other Customer-supplied materials, Manufacturer shall inspect such items to verify their identity. Manufacturer shall follow the current site level standard operating procedures to receive, test, and release articles per annual testing and reduced testing requirements. Unless otherwise expressly required by the Specifications as set forth in the Schedule with respect to the applicable Product, Manufacturer shall have no obligation to test such items to confirm that they meet the associated specifications or certificate of analysis or otherwise; but in the event that Manufacturer detects a nonconformity with such specifications, Manufacturer shall give Customer prompt oral and written notice of such nonconformity. Manufacturer shall not be liable for any defects in API, Intermediate Products or any other Customer-supplied materials, or in the applicable Product to the extent any defect is attributable to defective API, Intermediate Product or any other Customer-supplied Materials, unless Manufacturer failed to properly perform the foregoing obligations. Manufacturer shall follow Customer’s reasonable written instructions in respect of return or disposal of defective API, Intermediate Product or any other Customer-supplied materials, at Customer’s sole cost and risk.
(iii) Customer shall retain title to API, Intermediate Product and any other Customer-supplied materials at all times and, subject to Section 3.4, shall bear the risk of loss thereof.
(iv) If Manufacturer notifies in writing Customer of a discrepancy in the quantity, appearance or identity of the API and/or Intermediate Product within the [****] business day period after Manufacturer receives such materials, Customer shall endeavor in good faith to ship additional API and/or Intermediate Product within the time period necessary for Manufacturer to Process and/or Package the Product in accordance with the scheduled Processing date in accordance with the applicable Purchase Order. If Manufacturer informs Customer of any discrepancies in the quantity, appearance or identity of the API and/or Intermediate Product after such [****] business day period, then Customer shall endeavor to supply the Manufacturer with additional API and/or Intermediate Product sufficient to Process and/or Package the scheduled Product in accordance with the applicable Purchase Order. Manufacturer reserves the right to cancel or delay the delivery of all, or any part of, a Purchase Order upon written notice to Customer, and Manufacturer shall have no further obligations or liability with respect to such Purchase Order, if Customer refuses or fails to timely supply conforming API, Intermediate Product, or any other Customer-supplied materials in accordance with this Section 3.1. Any such cancellation of Purchase Orders or delay in delivery shall not constitute a breach of this Agreement by Manufacturer.
1.3        (b) Raw Materials, Components, Containers. Manufacturer shall be responsible for procuring, inspecting and releasing adequate Raw Materials, Components and Containers from the manufacturer or vendor (“Supplier”) specified in the Product Specifications as necessary to meet the Firm Commitment, unless otherwise agreed to by the Parties in writing. Manufacturer shall be responsible for audits of any Suppliers; provided that, if any on-site audit of a Supplier is necessary, Customer shall reimburse Manufacturer for all costs and expenses incurred by Manufacturer for such on-site audit. Customer shall pay

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Manufacturer at its then prevailing hourly rate charged by Manufacturer for such on-site audit for each hour spent, and reimburse Manufacturer for all reasonable, actual and documented expenses incurred in, conducting such on-site audit. Manufacturer shall not be liable for any delay in delivery of the applicable Product if (A) Manufacturer is unable to obtain, in a timely manner, a particular Raw Material or Component necessary for Processing or Packaging due to reasons beyond its reasonable control and (B) Manufacturer placed orders for such Raw Materials, Components and Containers promptly following receipt of Customer’s Firm Commitment. In the event that any Raw Materials, Components or Containers become subject to purchase lead time beyond the Firm Commitment time frame, the Parties will negotiate in good faith an appropriate amendment to this Agreement. Manufacturer shall not be liable for any defects in Raw Materials, Components or Containers or in Packaging or Product as a result of such defective Raw Materials, Components or Containers from such Supplier, unless Manufacturer failed to properly perform any testing required by the Product Specifications set forth in the Schedule attached hereto with respect to the specific Product.
3.2    Cost. The cost of the above Raw Materials, Components and Containers and testing of such shall be included in the Production Fees/Unit Cost as set forth in the applicable Schedule for a specific Product; provided, however, that Customer shall be responsible for the cost of supplying (but not any testing that is performed by Manufacturer in accordance with its standard operating procedures) all API, Intermediate Product or any other Customer-supplied materials.
3.3    Artwork and Labeling. Customer shall be responsible for supplying Manufacturer with a copy of all artwork and Labeling with respect to a Product and for ensuring that the copy for artwork and Labeling conforms to all applicable laws, rules, regulations, and requirements of all appropriate Regulatory Authorities. Such artwork and Labeling is and shall remain the exclusive property of Customer. Customer shall be solely responsible for the content thereof. Manufacturer shall be responsible for ordering and paying for sufficient quantities of artwork and Labeling as required by the applicable Firm Commitment; provided that, Customer will reimburse Manufacturer for costs or expenses incurred for any artwork changes requested by Customer. Customer shall review and approve proofs for artwork and Labeling. The artwork and Labeling shall be shipped directly from the vendor to Manufacturer. Manufacturer shall store the artwork and Labeling as required by any relevant laws or regulations and shall place the artwork and Labeling on and with the applicable Product as specified by Customer. Such artwork and Labeling or any reproduction thereof may not be used by Manufacturer in any manner other than performing its obligations hereunder.
(a) Manufacturer’s Name. Manufacturer’s name shall not appear on the Labeling nor anywhere else on the Product unless required by a Regulatory Authority, governmental agency or other applicable laws or regulations.
(b) Labeling Changes. Upon reasonable prior written notice to Manufacturer, Customer may, in its sole discretion, make changes to labels, product inserts and other

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Labeling for the Product, which changes shall be submitted by Customer to all applicable Regulatory Authorities responsible for the approval of the Product, if required.
3.4    Other Damage or Loss. Except for any damage or loss resulting from fire (other than one caused by the negligence of Manufacturer), flood, tornado, earthquake, or other act of God beyond Manufacturer’s ability to control or to the extent caused by Customer’s gross negligence or willful misconduct, subject to the limitation of liability set forth in Section 14.4, Manufacturer shall assume all responsibility and liability for any loss of or damage to the API and/or Intermediate Product while Manufacturer has custody and control over the API and/or Intermediate Product, Work-In-Process, Bulk Product and/or Finished Product. Such responsibility and liability shall commence upon the receipt of the API and/or Intermediate Product at the Facility and end upon the delivery of the Product to Customer. Manufacturer shall insure itself for this potential loss pursuant to Section 17.
1.4    3.5     Repurchase of Existing Inventory. If, despite compliance by Manufacturer with its obligations under Section 3.1(a)(i) and the other provisions of this Agreement, any of the Existing Inventory becomes unusable in the Processing and Packaging of Products as reasonably determined by Manufacturer, then Manufacturer may deliver to Customer a notice to that effect identifying the relevant Existing Inventory. Customer shall within [****] calendar days after delivery of such notice purchase such Existing Inventory at the rates set forth on Attachment C and either take delivery of such Exiting Inventory or request Manufacturer to arrange for the destruction of such Existing Inventory (in each case at the sole cost and expense of Customer).
ARTICLE 4
FORECASTS AND ORDERS

4.1    Forecasts. On or before the [****] calendar day of each month of each Contract Year, Customer shall provide Manufacturer with a written [****] rolling forecast of the volume of each Product that Customer anticipates will be required to be Processed, Packaged and delivered to Customer during each of the [****] (the “Rolling Forecast”). Such Rolling Forecast shall include detailed ordering requirements for each of Processing and Packaging. With respect to Packaging, Customer shall provide detailed instructions as to the packaging configuration and requested delivery date for packaged Product. The first [****] of such Rolling Forecast shall constitute a binding order for the quantities of Product specified therein (“Firm Commitment”) and the following [****] of the Rolling Forecast shall be non-binding, good faith estimates.
4.2    Purchase Orders. From time to time as provided in this Section 4.2, Customer shall submit to Manufacturer a binding, non-cancelable purchase order for each Product specifying the number of Batches to be Processed and Packaged, the Batch size (to the extent the Product Specifications permit Batches of different sizes) and the requested delivery date for each Batch (“Purchase Order”). Concurrently with the submission of each Rolling Forecast, Customer shall submit a Purchase Order for the [****] of the then applicable Firm Commitment. Within [****] calendar days following receipt of a Purchase Order, Manufacturer shall issue a

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written acknowledgement (“Acknowledgement”) that it accepts or rejects such Purchase Order. Each acceptance Acknowledgement shall either confirm the delivery date set forth in the Purchase Order or set forth a reasonable alternative delivery date. Manufacturer may only reject Purchase Orders pursuant to Section 3.1(a)(iv) for [****] or for the failure of such Purchase Order to comply with the provisions of this Agreement, including if such Purchase Order exceeds the forecast for the applicable Firm Commitment for a Product by more than [****] pursuant to Section 4.3. In the event that a Purchase Order is so rejected, Manufacturer shall provide to Customer the reasons for rejection in writing and Manufacturer and Customer will cooperate in good faith to promptly resolve any supply issues raised by such order. If a rejected Purchase Order is so resolved, Manufacturer shall use commercially reasonable efforts to timely supply any Products in accordance with the resolution of such rejected Purchase Order. Customer and Manufacturer agree that the Parties shall cooperate in good faith in order to develop a mutually acceptable method to maintain an appropriate safety stock for long lead time items (i.e., items with a lead time longer than [****] calendar days).
4.3    Permitted Amount to be Ordered. The minimum size of any Purchase Order for a Product shall be the number of Batches that the Parties have agreed upon in the Product Schedules with respect to such Product. The maximum quantities ordered will be no more than [****] in excess of the forecast for the applicable Firm Commitment for a Product. Manufacturer shall use its commercially reasonable efforts, but shall be under no obligation, to supply Product more than [****] in excess of the applicable Firm Commitment.
4.4    Customer’s Modification or Cancellation of Purchase Orders. Customer may modify the delivery date or quantity of a Product in a Purchase Order only by submitting a written change order to Manufacturer at least [****] calendar days in advance of the agreed delivery date with respect to such Product, covered by such change order. Such change order shall be effective and binding against Manufacturer only upon the written approval of Manufacturer. Manufacturer shall make commercially reasonable efforts to accommodate any changes to Purchase Orders requested by Customer, but if Manufacturer is unable to accommodate such changes, Customer shall remain responsible for any approved Purchase Orders.
4.5    Reliance by Manufacturer. Customer understands and acknowledges that Manufacturer will rely upon the Purchase Orders submitted pursuant to Section 4.2 in ordering Raw Materials, Containers, Components and Labeling required to meet such orders. In addition, Customer understands that to ensure an orderly supply of such Raw Materials, Containers, Components and Labeling and to achieve economies of scale in the costs therefore, it may be desirable for Manufacturer to purchase such Raw Materials, Containers, Components and Labeling in sufficient volumes to meet the production requirements for the Product during part or all of the forecasted periods referred to in Section 4.1 or to meet the production requirements of any longer forecasted period as Manufacturer and Customer may agree to. Accordingly Customer agrees that purchases may be made by Manufacturer in respect of the Raw Materials, Containers, Components and Labeling identified in the applicable Product Schedule to satisfy the production requirements for the Product for such forecasted periods as may be agreed to in writing from time to time by Customer (such

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agreement not to be unreasonably withheld, delayed or conditioned) at the request of Manufacturer. In such circumstances, if such Raw Materials, Containers, Components and Labeling are not included in the Finished Product purchased by Customer within [****] after the forecast in respect of which such purchases have been made (or such longer period as the Parties may have agreed to), Customer will pay to Manufacturer its reasonable and documented out-of-pocket costs thereof and, in the event such Raw Materials, Containers, Components and Labeling are incorporated into the Product subsequently purchased by Customer, Customer will receive credit for any such costs previously paid to Manufacturer by Customer.
4.6    Shortfalls. On a Product-by-Product basis, if there is a Shortfall, Customer may do one or more of the following: (a) cancel the quantity of Product subject to the Shortfall (rounded up to the nearest Batch) from the applicable Purchase Order accepted by Manufacturer without further obligation regarding the cancelled Purchase Order, including any payment obligations; or (b) obtain the quantity of Product subject to the Shortfall from any one or more third persons or produce the Product itself until up to [****] after Manufacturer resumes supply of such Product in such quantities ordered under firm Purchase Orders in accordance with this Agreement. Each of the following circumstances is a “Shortfall”: (i) in any [****] calendar month period, Manufacturer fails to timely deliver at least [****] of a Product ordered under firm Purchase Orders and Manufacturer is unable to fulfill such Shortfall in the subsequent [****] month period; and (ii) in any [****], Manufacturer fails to timely deliver at least [****] of a Product ordered under Purchase Orders accepted by Manufacturer; provided that, the circumstances set forth in (i) and (ii) shall not be considered a Shortfall if the cause of such circumstances is attributable to the acts or omissions of Customer. Customer’s obligations to purchase such Product in the applicable Firm Commitment period under this Agreement [****]. Customer’s rights under this Section 4.6 are in addition to any other rights or remedies of Customer available under applicable law. For purposes of this Section 4.6, Products shall be considered timely delivered if such Products are delivered to Customer pursuant to Section 5.2 within [****] calendar days of the agreed upon delivery date for such Products set forth in the Acknowledgement corresponding to the applicable Purchase Order for such Products (or such later date as may be applicable under Section 3.1(a)(v)).
4.7    Adverse Supply Events. On a Product-by-Product basis, if there is an Adverse Supply Event that Manufacturer does not or cannot remediate so that Processing and delivery of such Product continues or can resume within [****] calendar days after the occurrence of the Adverse Supply Event, Customer may cancel some or all of the affected outstanding Purchase Orders and forecasts and obtain all of its requirements for such Product affected by the Adverse Supply Event from any one or more third persons or produce such Product itself [****] after Manufacturer resumes supply of such Product in accordance with this Agreement unless the cause of such Adverse Supply Event is attributable to the actions or omissions of Customer. Each of the following circumstances is an “Adverse Supply Event”: (a) [****]; (b) [****]; (c) [****]; (d) [****]; and (e) [****]. Even if Customer exercises any of its rights under this Section 4.7, Manufacturer shall use commercially reasonable efforts to resume Processing of the Products after any Adverse Supply Event. [****] months after Manufacturer

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resumes supply of such Product in accordance with this Agreement, Manufacturer shall fulfill Purchase Orders and Customer shall no longer procure quantities of such Product from any third person or produce such Product itself.

ARTICLE 5
DELIVERY AND PAYMENT TERMS

5.1    Storage. If Customer fails to take delivery of any Product on any scheduled delivery date, Manufacturer shall store such Product as Customer’s agent, and Customer shall be invoiced on the first day of each month following such scheduled delivery for reasonable administration and storage costs. For each such Batch of stored Product, Customer agrees that: (A) Customer has made a fixed commitment to purchase such Product, (B) title and risk of loss for such Product passes to Customer upon the scheduled delivery date (of if no delivery date is determined, within [****] after billing), (C) such Product shall be on a bill and hold basis for legitimate business purposes, (D) if no delivery date is determined at the time of billing, Manufacturer shall have the right to ship such Product to Customer within [****] after billing, and (E) Customer will be responsible for any decrease in market value of such Product that relates to factors and circumstances outside of Manufacturer’s control. Within [****] business days following a written request from Manufacturer, Customer shall provide Manufacturer with a letter confirming items (A) through (E) of this Section for each Batch of stored Product.
5.2 Delivery. Manufacturer shall tender Product for delivery [****] the Facility promptly following Manufacturer’s release of Product as applicable. Manufacturer shall segregate and store all Product until tender of delivery. Each shipment of a Batch of Product shall include a copy of the Certificate of Analysis for that Batch. Title and all costs and risk of loss associated with shipment of the Product shall pass to Customer upon delivery to the applicable carrier. Customer shall qualify at least [****] carriers to ship Product and then designate the priority of such qualified carriers to Manufacturer. The shipping labels for each shipment shall contain information as specified in writing by Customer and be delivered to Manufacturer reasonably in advance of the date of production or supply, as applicable.
5.3    Invoices. Except as otherwise provided in this Agreement, including without limitation amounts owed by Customer pursuant to Section 4.4 hereof, Manufacturer shall issue an invoice Customer for the fees applicable to the Batch, upon receipt of Purchase Order, which shall be based on the fees set forth in the applicable Purchase Order and in accordance with the applicable Product Schedule. Each such invoice shall, to the extent applicable, identify the Purchase Order number, Product name, quantity and Lot Number, Unit Price, and the total amount to be remitted by Customer. Customer shall pay all such invoices within [****] calendar days following the date of invoice by check or electronic funds transmission in United States dollars as specified in any invoice, without any offset or deduction of any nature whatsoever.
5.4    Taxes. All taxes, duties and other amounts assessed (excluding tax based on net income and franchise taxes) on services, components, or Product prior to or upon provision or

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sale to Manufacturer or Customer, as the case may be, and on any other Customer-supplied materials, are the responsibility of Customer, and Customer shall reimburse Manufacturer for all such taxes, duties or other documented assessed amounts paid by Manufacturer or such sums will be added to invoices directed at Customer, where applicable.
5.5    Shelf Life at Delivery. All Product delivered to Customer shall upon delivery have at least [****] of its respective remaining shelf-life, unless otherwise specified in the Schedules.
ARTICLE 6
PRICING

6.1    Unit Pricing. Customer shall pay Manufacturer the unit pricing for a Product set forth on the applicable Product Schedule attached hereto (“Unit Cost”). Such fees shall be paid as set forth in Section 5.3. Customer shall pay Manufacturer for all other reasonable and documented fees and expenses of Manufacturer owing in accordance with the terms of this Agreement, including payments to Regulatory Authorities, and assistance with regulatory matters, as set forth in Section 7.5. Such fees and expenses shall be paid within thirty (30) calendar days following date of invoice, which invoice shall be submitted to Customer by Manufacturer as and when appropriate.
6.2    Adjustments to Pricing. The Unit Cost for a specific Product shall be adjusted on an annual basis, effective on January 1st of each Contract Year, upon [****] calendar days’ written notice from Manufacturer to Customer. Such increase shall not be more than [****]. Any price increases for [****] shall be passed through to Customer. At Customer’s request, Manufacturer will provide sufficient documentation to support the price increases related to [****]. If Manufacturer does not provide sufficient documentation to support the price increases related to the [****] within [****] business days after Customer’s request, such price increase with respect to [****] will not be effective. As set forth in the applicable Product Schedule, Unit Costs have been calculated on the basis of estimated volumes negotiated by the Parties in good faith. If at the end of the [****] Contract Year, the Customer’s Firm Commitment [****].
ARTICLE 7
QUALITY ASSURANCE; REGULATORY MATTERS

7.1    Quality Agreement. Prior to the Effective Date, the Parties shall negotiate in good faith and enter into a Quality Agreement. The Quality Agreement shall be used by both Parties to assign the day-to-day responsibilities and manage the operations of both the Customer and the Manufacturer quality assurance groups in regards to the Processing and Packaging of this Product by Manufacturer for Customer. The Quality Agreement will cover roles and responsibilities for both Customer and Manufacturer for subjects including, but not limited to, Master Batch Records and/or Master Packaging Records, Manufacturing Investigation or Deviation Reports, Validation activities, Batch release, and Equipment qualification. The Quality Agreement shall in no way determine liability or financial

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responsibility of the Parties for the responsibilities set forth therein. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.
7.2    Manufacturer Responsibility. Manufacturer shall be responsible to ensure that its Processing and Packaging, the Facility, Manufacturer’s Equipment and systems meet regulatory requirements for cGMPs for the United States of America, the European Union and Taiwan, Republic of China. Manufacturer shall be responsible for Validation of its Facility, Manufacturer’s Equipment, Processing and Packaging processes and the costs of such Validation shall be absorbed by Manufacturer and/or agreed to in writing by Customer. Customer shall be responsible for all costs related to the Validation of Customer’s Equipment and any testing methods that apply solely to any Products. In addition, Manufacturer shall be responsible for all necessary education and training of its employees in regards to the Facility, Equipment, Processing and Packaging, and testing methods that apply to each specific Product. The costs of such education and training will be absorbed by Manufacturer. Subject to Section 5.1, Manufacturer shall be responsible for storage of all API and/or Intermediate Product, Raw Materials, Containers, Components and Labeling, and Processing and Packaging, holding, release testing and storage of the Product in accordance with (a) Manufacturer’s internal systems and standard operating procedures relating to quality assurance in its manufacturing operations, and (b) the specific Product Specifications.
7.3    Batch Records and Data. Upon Customer’s prior written request, within [****] calendar days following the completion of Processing and Packaging of each Batch, Manufacturer shall provide Customer with properly completed copies of Processing and Packaging Batch records prepared in accordance with the Specifications; provided, that if testing reveals an out-of-Specification result, Manufacturer shall use commercially reasonable efforts to provide such Processing and Packaging Batch records within [****] calendar days following resolution of the out-of-Specification result.
7.4    Recordkeeping. Manufacturer shall maintain materially complete and accurate books, records, test and laboratory data, reports and other information relating to Processing and Packaging, including all information required to be maintained by applicable laws, in accordance with Manufacturer standard operating procedures and all applicable laws. Such information shall be maintained in accordance with cGMP and the terms of the Quality Agreement.
7.5    Regulatory Compliance. Customer shall be solely responsible for and will obtain all Regulatory Approvals, including any applications and amendments in connection therewith. Manufacturer will be solely responsible for and will maintain all permits and licenses required by any Regulatory Authority with respect to the Facility generally. During the term of this Agreement, upon the written request of Customer, the Parties shall discuss

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whether and how Manufacturer may assist Customer with regulatory matters relating to Processing and Packaging under this Agreement. In the event that the Parties mutually agree upon Manufacturer’s assistance with respect to such regulatory matters, then Manufacturer shall assist Customer as the Parties agree at Customer’s sole expense. Each Party intends and commits to cooperate to satisfy all applicable laws relating to Processing and Packaging under this Agreement.
7.6    Governmental Inspections and Requests. Manufacturer shall promptly advise Customer if an authorized agent of any Regulatory Authority visits the Facility concerning the Processing or Packaging of a Product. Manufacturer shall furnish to Customer a copy of the report by such Regulatory Authority, if any, within [****] calendar days of Manufacturer’s receipt of such report, as it relates to such Product, and redacted appropriately for confidential information not relevant to such Product. Further, upon receipt of a Regulatory Authority request to inspect the Facility or audit Manufacturer’s books and records with respect to Processing or Packaging of a Product under this Agreement, Manufacturer shall promptly notify Customer, and shall provide Customer with a copy of any written document received from such Regulatory Authority as it relates to such Product, appropriately redacted to account for Manufacturer’s confidentiality rights and obligations. Customer is permitted to have not more than [****] representatives be present at the Facility for such inspection and available for questions regarding any such Product.
7.7    Customer Inspections and Audits. During the term of this Agreement, duly-authorized employees, agents and representatives of Customer shall be granted access upon such date mutually agreed by the Parties at reasonably agreed times during regular business hours to (i) the portion of the Facility where Manufacturer performs Processing or Packaging Products, (ii) relevant personnel involved in Processing or Packaging Products and (iii) Processing or Packaging records described in Section 7.3, in each case solely for the purpose of inspecting and verifying that Manufacturer is Processing and Packaging Products in accordance with cGMPs, the applicable Specifications and the Product master Batch records. Customer will arrange audit visits with Manufacturer’s Quality Assurance department. Inspections shall be designed to minimize disruption of operations at the Facility. Customer may not conduct an inspection under this Section 7.7 more than once (1X) during any Contract Year; provided, that additional inspections may be conducted in the event that such inspection during such Contract Year reveals a material Processing, Packaging or other material issue with respect to Manufacturer’s compliance with its obligation with respect to a Product under this Agreement, in which case a second audit may be conducted during such Contract Year solely to the extent reasonably necessary to confirm resolution of such issue. In addition, if (a) the FDA or other applicable Regulatory Authority asserts that Manufacturer has failed to comply with any applicable regulatory standard in connection with the Process or Packaging of any Product or (b) a Regulatory Authority orders or requires a Recall (as defined below), then Customer shall have the right to inspect such portions of the Facility that relate to the Process or packaging of such Product for supply to Customer upon [****] Business Days’ notice, at its own expense and at a mutually agreeable time during normal business hours, and regardless of whether another audit or audits have been conducted within such Contract Year.

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7.8    Facility Qualification. Manufacturer shall, at no cost to Customer, take all such actions to qualify (and thereafter to maintain qualification of) the Facility (or facilities) at which Manufacturer Processes and Packages Products hereunder, as required under applicable law in the United States of America.
7.9    Pharmacovigilance Agreement. Prior to the Effective Date, the Parties shall negotiate in good faith and enter into an agreement which shall specify the process and procedure for sharing adverse event information amongst the Parties (the “Pharmacovigilance Agreement”). In the event of a conflict between any of the provisions of this Agreement and the Pharmacovigilance Agreement with respect to drug safety-related activities, including the sharing of adverse event information, the provisions of the Pharmacovigilance Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Pharmacovigilance Agreement with respect to any commercial matters or quality-related activities, including compliance with cGMP, including allocation of risk, liability and financial responsibility, the provisions of this Agreement (including Section 7.1) shall govern.
ARTICLE 8
TESTING AND INSPECTION OF THE PRODUCT

8.1    Releasing; Testing; Rejection. Within [****] calendar days after Manufacturer completes Processing of a Batch, Manufacturer shall provide Customer or its designee with a Certificate of Analysis for such Batch. With respect to Packaging, Manufacturer shall provide Customer or its designee with a certificate of release for each Batch. Following Customer’s receipt of a shipment of a Batch, Customer or Customer’s designee may test samples of such Batch to confirm that the applicable Specifications have been met. Unless within [****] business days after Customer’s receipt of a Batch (“Review Period”), Customer or its designee notifies Manufacturer in writing (an “Exception Notice”) that such Batch does not meet the warranty set forth in Section 13.2 (“Defective Product” or “Defective Packaged Product”, as applicable), and provides a sample of the alleged Defective Product or Defective Packaged Product, the Batch shall be deemed accepted by Customer and Customer shall have no right to reject such Batch; provided, however, that such acceptance shall be subject to Customer’s right to reject Product for Latent Defects discovered by Customer at any time prior to [****] days from the date of delivery of the Product and within [****] business days after discovery of such Latent Defect. Upon timely receipt of an Exception Notice from Customer, Manufacturer shall conduct an appropriate investigation in its discretion to determine whether or not it agrees with Customer that Product is Defective Product or a Packaged Product is a Defective Packaged Product and to determine the cause of any nonconformity. If Manufacturer agrees that Product is Defective Product or a Packaged Product is a Defective Packaged Product and the cause of the nonconformity is attributable to Manufacturer’s breach of its Processing or Packaging obligations under this Agreement, gross negligence or willful misconduct (“Manufacturer Defective Processing” or “Manufacturer Defective Packaging”, as applicable), then Section 8.3 shall apply. For clarity, if Product is Defective Product or Defective Packaged Product from use of API, Intermediate Product, or other Customer-supplied materials that, at the time of delivery to Manufacturer, fails to conform to

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specifications for such API, Intermediate Product or other Customer-supplied materials, then the cause of the nonconformity shall not be deemed to be Manufacturer Defective Processing or Manufacturer Defective Packaging, and Section 8.3 shall not apply.
1.5    8.2    Discrepant Results. In the event of a disagreement between the Parties regarding whether Product is Defective Product or Defective Packaged Product, as applicable, and/or whether the cause of the nonconformity is Manufacturer Defective Processing or Manufacturer Defective Packaging, which disagreement cannot be resolved by the Parties within [****] calendar days of the date of the Exception Notice, the Parties shall cause a mutually agreeable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product or Defective Packaged Product, as applicable, and its components, including API and other Customer-supplied materials. The independent party’s results as to whether or not Product is Defective Product or Defective Packaged Product, as applicable, and the cause of any nonconformity shall be final and binding. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be (i) borne by Manufacturer if Product is Defective Product to the extent attributable to Manufacturer Defective Processing or is a Defective Packaged Product to the extent attributable to Manufacturer Defective Packaging, (ii) shared equally by the Parties if the independent party is unable to make a final determination as to the cause of the nonconformity, and (iii) borne by Customer in all other circumstances.
8.3    Defective Processing or Defective Packaging. Manufacturer will, at Customer’s option, either replace or repackage at Manufacturer’s cost any Batch of Defective Product attributable to Manufacturer Defective Processing or Manufacturer Defective Packaging and not attributable to API, Intermediate Product or other Customer-supplied Materials that (i) at the time of delivery, fails to conform to specifications for such API, Intermediate Product or other Customer-supplied materials or (ii) is not discoverable upon visual inspection and the testing to be performed by Manufacturer set forth in Section 3.1(a)(ii) (and Customer shall be liable to pay for either the rejected Batch(es) or the replacement Batch(es), but not both), or credit any payments made by Customer for such rejected Batch. Except as set forth in Section 14.2, this Section 8.3 shall provide Customer’s sole remedy for supply of Defective Product.
ARTICLE 9
REGULATORY COMPLIANCE AND RELATED MATTERS

9.1    Product Regulatory Approvals. Customer shall be responsible for obtaining all Product regulatory approvals relating to registration of each Product (“Regulatory Approvals”), shall pay any applicable user fees for such, and shall own the regulatory filing. All regulatory filings relating to a Product, including, but not limited to, NDAs, ANDAs and amendments thereto, shall be the sole property of Customer.
9.2    Regulatory Communications. Customer shall be responsible for communicating with the FDA and other Regulatory Authorities regarding the Products and the Processing and Packaging activities performed by Manufacturer hereunder, and Manufacturer shall not initiate

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contact with the FDA or any other Regulatory Authorities regarding the Products or the Processing or Packaging activities contemplated hereunder without Customer’s prior written consent, except when expressly required by the terms of this Agreement or by applicable laws. Each Party shall provide reasonable assistance to any other Party upon such Party’s reasonable request, and at the requesting party’s sole cost and expense, with respect to such regulatory communications.
9.3    Submissions to Regulatory Authorities. If Customer is required to submit to the Regulatory Authorities any information concerning the Processing, testing and/or Packaging and marketing of a Product, Manufacturer will provide Customer copies of such documentation, data and other information with respect to the Processing and/or Packaging and the Facility as shall be reasonably necessary for such submission to the Regulatory Authorities, subject to the terms of Article 17 (Confidentiality) hereof. Upon the written request of Customer, the Parties shall discuss whether and how Manufacturer shall cooperate and consult for development of additional data or performance of studies concerning such Product. In the event that the Parties mutually agree upon Manufacturer’s assistance with respect to such matters, then Manufacturer shall assist Customer as the Parties agree and Customer shall pay Manufacturer’s reasonable costs therefore. Manufacturer shall also provide at Customer’s cost, if required by the Regulatory Authorities and upon prior notice to Manufacturer, information concerning its Processing and/or Packaging and quality control procedures with respect to such Product. Manufacturer shall provide Customer all documentation, data and information referred to in this Section 9.3 reasonably in advance of their required submission to allow for Customer’s review and comments, subject to Manufacturer’s confidentiality rights and legal obligations. Manufacturer shall endeavor in good faith to satisfactorily resolve all reasonable Customer comments prior to submission if such submission is to be made by Customer.
9.4    Responsibility for Compliance. Customer shall be responsible for and shall ensure the compliance of the API and/or Intermediate Product, and the Master Batch Record and/or Master Packaging Record, including Specifications and Labeling, with the requirements of applicable Regulatory Authorities; provided, however, that the foregoing shall not in any way limit any of Manufacturer’s obligations hereunder. Manufacturer shall comply with all applicable laws and regulations, rules, ordinances, injunctions, orders and decrees, and shall maintain in effect all required governmental permits, licenses, orders, applications and approvals regarding the use of its Facility to Process and/or Package and store a Product, and Manufacturer shall Process and/or Package and store such Product in accordance with all such permits, licenses, applications and approvals.
9.5    Registration Assistance. Upon the reasonable written request of Customer, the Parties shall discuss whether and how Manufacturer shall provide Customer with such information, samples and technical assistance, and otherwise reasonably cooperate with Customer, in connection with the preparation, prosecution and maintenance of all applicable regulatory dossiers for Products hereunder. In the event that the Parties mutually agree upon Manufacturer’s assistance with respect to such matters under this Section 9.5, then

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Manufacturer shall assist Customer as the Parties agree and Customer shall pay Manufacturer’s reasonable costs therefore.
ARTICLE 10
RECALLS

1.6    10.1    Recall. If a Regulatory Authority orders or requires the recall of any Product supplied hereunder or if either Manufacturer or Customer believes a recall, field alert, Product withdrawal or field correction (“Recall”) may be necessary with respect to any Product supplied under this Agreement, the Party receiving the notice from the Regulatory Authority or that holds such belief shall promptly notify the other Party in writing. With respect to any Recall, Manufacturer shall provide all necessary cooperation and assistance to Customer.  Customer shall provide Manufacturer with an advance copy of any proposed submission to a Regulatory Authority in respect of any Recall, and shall consider in good faith any comments from Manufacturer.  The cost of any Recall shall be borne by Customer, and Customer shall reimburse Manufacturer for all reasonable, actual and documented expenses incurred in connection with any Recall, in each case unless and to the extent such Recall relates to or arises from or in connection with Manufacturer’s breach of its Processing or Packaging obligations, as applicable, under this Agreement or Manufacturer’s violation of applicable laws, then such cost shall be borne by Manufacturer.
ARTICLE 11
CONTRACT TERM AND TERMINATION

11.1    Term. This Agreement shall become effective as of the Effective Date. Subject to any extension pursuant to Section 11.2, this Agreement shall expire three (3) Contract Years from the Effective Date hereof (the “Initial Term”), unless terminated by one of the Parties as provided herein; provided, however, that as long as any Product Schedule is in effect in accordance with its terms, the terms of this Agreement shall remain in effect with respect to such Product Schedule.
11.2    Extension. This Agreement shall continue after the Initial Term for successive terms of twelve (12) months each unless either Party gives written notice to the other Party of its intention to terminate this Agreement as provided in Section 11.3 below.
11.3    Termination for Cause.
(a) Material Breach. Either Party shall have the right to terminate this Agreement, or as applicable a specific Product Schedule, upon immediate written notice if the other Party is in material breach or default of any of the material obligations or provisions of this Agreement and fails to cure the same within [****] calendar days following receipt of written notice specifying the facts and circumstances of such breach or default with reasonable particularity; provided, however, that if such breach or default, by its nature, cannot be cured within such [****] period, and Manufacturer commences and diligently pursues a plan to cure such breach or default and provides Customer within such [****] period with a written plan to cure such breach or default including the date of completion, which plan and completion date

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are agreed upon in writing by Customer, then Customer shall not terminate this Agreement unless such breach or default remains uncured following the agreed completion date.
(b) Insolvency. Either Party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other Party in the event that (a) the other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (b) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party; or (c) this Agreement is assigned by such other Party for the benefit of creditors.
(c) Agency Action. Customer may terminate this Agreement as to any specific Product and the applicable Product Schedule upon [****] calendar days written notice in the event that any governmental agency takes any action, or raises any objection, in either case that is not attributable to any action or omission by Customer and that prevents Customer from importing, exporting, purchasing or selling such Product for a period of at least six (6) months; provided, however, that if such governmental agency action or objection specifically relates to Manufacturer’s performance hereunder or the Facility, prior to any such termination, Manufacturer shall have the right to address such action or objection.
11.4    Customer’s Termination Right for Convenience.
(a). Contract Year 1. Customer may not terminate this Agreement in respect of any Product during the first (1st) Contract Year of the Initial Term other than as permitted under Section 11.3.
(b). Contract Year 2. Customer may terminate this Agreement in respect of any Product, and accordingly terminate any Product Schedule in relation to such Product, in Customer’s sole unfettered discretion at any time during the second (2nd) Contract Year of the Initial Term upon providing at least [****] calendar days’ written notice to the Manufacturer, and in the event such termination is other than for cause as contemplated in Section 11.3: (i) Customer shall be responsible for purchasing the then remaining Firm Commitment in relation to the relevant Product in accordance with this Agreement; (ii) the then applicable Rolling Forecast in relation to the relevant Product shall immediately be cancelled (other than in respect of the Firm Commitment); (iii) Customer shall within [****] calendar days of such termination notice purchase at Manufacturer’s acquisition cost, and take delivery of, all remaining Raw Materials, Containers, Components and Labeling, in each case in relation to the relevant Product, provided that such Raw Materials, Containers, Components and Labeling cannot be used in relation to the Processing or Packaging of any other Products remaining under this Agreement; (iv) Customer shall within [****] calendar days of such termination notice purchase the remaining Existing Inventory at the rates set forth on Attachment C and either take delivery thereof or request Manufacturer to arrange for the destruction of such Existing Inventory (in each case at the sole cost and expense of Customer); (v) Customer shall within [****] calendar days of the end of the second (2nd) Contract Year of the Initial Term pay to Manufacturer a termination fee [****] with respect to the relevant Product for the second (2nd) Contract Year of the Initial Term; and (vi) Customer shall within [****] calendar days of the end of the third (3rd) Contract Year of the Initial Term [pay to Manufacturer a

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

termination fee equal to [****] with respect to the relevant Product for the third (3rd) Contract Year of the Initial Term. For the avoidance of doubt, if any item of Existing Inventory would be covered by each of the preceding clauses (iii) and (iv), the preceding clause (iv) shall apply to such Existing Inventory.
(c). Contract Year 3. Customer may terminate this Agreement in respect of any Product, and accordingly terminate any Product Schedule in relation to such Product, in Customer’s sole unfettered discretion at any time during the third (3rd) Contract Year of the Initial Term upon providing at least [****] calendar days’ written notice to the Manufacturer, and in the event such termination is other than for cause as contemplated in Section 11.3: (i) Customer shall be responsible for purchasing the then remaining Firm Commitment in relation to the relevant Product in accordance with this Agreement; (ii) the then applicable Rolling Forecast in relation to the relevant Product shall immediately be cancelled (other than in respect of the Firm Commitment); (iii) Customer shall within [****] calendar days of such termination notice purchase at Manufacturer’s acquisition cost, and take delivery of, all remaining Raw Materials, Containers, Components and Labeling, in each case in relation to the relevant Product, provided that such Raw Materials, Containers, Components and Labeling cannot be used in relation to the Processing or Packaging of any other Products remaining under this Agreement; (iv) Customer shall within [****] calendar days of such termination notice purchase the remaining Existing Inventory at the rates set forth on Attachment C and either take delivery thereof or request Manufacturer to arrange for the destruction of such Existing Inventory (in each case at the sole cost and expense of Customer); and (v) Customer shall within [****] calendar days of the end of the third (3rd) Contract Year of the Initial Term pay to Manufacturer a termination fee equal to [****] with respect to the relevant Product for the third (3rd) Contract Year of the Initial Term. For the avoidance of doubt, if any item of Existing Inventory would be covered by each of the preceding clauses (iii) and (iv), the preceding clause (iv) shall apply to such Existing Inventory.
(d) For purposes of this Section 11.4, “Lost Volume Pro Rata Cash Costs” means the amount ‘X’ resulting from application of the following formula:
[X = ((A-B)/A) * C]
Where,
“A” means, in relation to the second (2nd) Contract Year of the Initial Term, [****] specified for Contract Year 2 in Section 3.4 of the Product Schedule for the Product in respect of which this Agreement has been terminated, and in relation to the third (3rd) Contract Year of the Initial Term, [****] specified for Contract Year 3 in Section 3.5 of the Product Schedule for the Product in respect of which this Agreement has been terminated;
“B” means the number of [****] Customer by Manufacturer during the applicable Contract Year of the Initial Term; and
“C” means the lessor of (i) [****] and (ii) [****].
11.5    Outstanding Obligations; Survival. Any expiration or termination of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such expiration or termination, nor shall it prejudice any other remedies that the Parties may have under this Agreement. In the event that the Agreement is terminated in accordance with Section 11.3 or 11.4, Manufacturer shall cooperate with Customer pursuant to the terms of Article 12. The rights and obligations of the Parties shall continue under Articles 14 (Indemnification; Limitation of Liability), 15 (Insurance), 17 (Confidentiality), 18 (Intellectual Property) and 19 (Additional Terms and Provisions); and under Sections 3.4 (Other Damage or Loss), 4.5 (Reliance by Manufacturer), 5.3 (Invoices), 7.3 (Batch Records and Data), 7.4 (Recordkeeping), 10.1 (Recall), 11.5 (Outstanding Obligations; Survival), and 13.4 (Disclaimer), in each case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.
ARTICLE 12
TECHNOLOGY TRANSFER

1.7    12.1    Manufacturer Cooperation. If, at any time during this Agreement, Customer plans to move the Processing and/or Packaging of the Product to an alternate site, either a
Customer site or a new manufacturer, Manufacturer shall cooperate with Customer to the extent set forth in this Article 12 and as otherwise reasonably requested by Customer.
12.2    Documentation. To facilitate an orderly transfer of Processing and/or Packaging to an alternate site, Manufacturer shall provide Customer with Batch Records and a written description of the Process, in each case redacted by Manufacturer at its sole discretion to remove Manufacturer’s or other third party customer’s proprietary data and information and Manufacturer’s Confidential Information.
12.3    Customer Payment. Customer will reimburse Manufacturer for services provided under this Section 12 on a time and material basis, provided such time and materials are reasonable and documented.
ARTICLE 13
REPRESENTATIONS AND WARRANTIES

13.1    Authority; Compliance. Each Party represents and warrants that (i) it has been duly authorized by all necessary action on the part of such Party and its respective officers and directors to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder; and (ii) no transactions or dealings under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom or the United States of America.
13.2    Manufacturer Warranties. Manufacturer represents, warrants and undertakes to Customer that at the time of delivery by Manufacturer as provided in Section 5.2, Product shall: (i) have been Processed and Packaged in accordance with applicable laws, including cGMP Requirements, and in conformance with the specific Product Specifications and shall not be adulterated, misbranded or mislabeled within the meaning of the FFDCA and applicable laws, as such FFDCA and laws are constituted and in effect at the time of delivery, (ii) be conveyed with title free and clear of all liens or other encumbrances, including any third party liens or other encumbrances, and (iii) have the minimum shelf life provided for in Section 5.5.
13.3    Debarment. Manufacturer represents and warrants that it does not use the services of any persons debarred or suspended under 21 U.S.C. § 335a (a) or (b) in any capacity associated with or related to the Processing and Packaging of the Product. Manufacturer further represents and warrants that it shall not hire or retain as an officer or employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Food, Drug, and Cosmetic Act.

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.8    13.4    Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ATTACHMENTS THERETO, CUSTOMER AND MANUFACTURER MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In addition, the representations and warranties of Manufacturer set forth in Section 13.2 and Section 13.3 will not apply with respect to any breach thereof that arises from or relates to a breach of a representation and warranty of Impax Taiwan made to Bora in the Purchase Agreement.

ARTICLE 14
INDEMNIFICATION; LIMITATION OF LIABILITY

14.1    Customer. From and after the Effective Date, Customer shall defend, indemnify and hold harmless Manufacturer, its Affiliates, and their respective directors, officers, employees and agents, advisors and shareholders (collectively, the “Manufacturer Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative costs) in connection with any suit, demand or action by any third party (“Losses”) arising out of or resulting from any claim by a third party to the extent attributable to (a) any gross negligence or willful misconduct by Customer; (b) the breach by Customer or any Customer Indemnitee of any of Customer’s representations and warranties, covenants, or obligations contained in this Agreement; (c) any bodily injury, property damage or death resulting from any API, Customer-supplied materials or any Products manufactured and supplied under this Agreement including product liability claims, except to the extent such Losses are attributable to Manufacturer’s improper testing (subject to Section 3.1(a)(ii)), storage or handling of Intermediate Product or other Customer-supplied materials; or (d) any claim of infringement (i) of any third party intellectual property rights relating to any Products manufactured and supplied under this Agreement; or (ii) that is related to Manufacturer’s use of Customer IP to manufacture and supply any Products under this Agreement. This indemnity will not apply to the extent that these Losses are those for which Manufacturer is obligated to indemnify the Customer Indemnitees under Section 14.1.
14.2    Manufacturer. From and after the Effective Date, Manufacturer will indemnify, defend and hold harmless, and pay and reimburse, Customer and its Affiliates and their respective officers, directors, employees, agents, advisors and shareholders (collectively, the “Customer Indemnitees”) from and against any and all Losses arising out of or resulting from any claim by a third party to the extent attributable to (a) any gross negligence or willful misconduct by Manufacturer or (b) the breach by Manufacturer or any Manufacturer Indemnitees of any of Manufacturer’s representations and warranties, covenants, or obligations contained in this Agreement. This indemnity will not apply to the extent that these Losses are those for which Customer is obligated to indemnify the Manufacturer Indemnitees under Section 14.1.

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14.3    Procedures. A Party (the “indemnitee”) that intends to claim indemnification under this Article 14 shall notify the other Party (the “indemnitor”) promptly in writing of any action, claim or liability in respect of which the indemnitee believes it is entitled to claim indemnification, provided that the failure to give timely notice to the indemnitor shall not release the indemnitor from any liability to the indemnitee except to the extent the indemnitor is materially prejudiced thereby.
14.4    EXCEPT IN THE EVENT OF MANUFACTURER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, MANUFACTURER’S TOTAL LIABILITY UNDER THIS AGREEMENT FOR CLAIMS WITH RESPECT TO ANY AND ALL PRODUCTS SHALL IN
NO EVENT EXCEED [****].
ARTICLE 15
INSURANCE

15.1    Insurance. At all times from the Effective Date through that date which is three (3) years after the termination or expiration of this Agreement, each of Customer and Manufacturer will maintain product liability insurance (or self-insurance), which is reasonable and customary in the USA pharmaceutical industry for companies of comparable size, provided that in no event shall the product liability insurance amounts be less than $[****] per occurrence and $[****] in the aggregate limit of liability per year. Each Party shall provide written proof of such insurance to the other Party upon request by such other Party.

ARTICLE 16
FORCE MAJEURE

16.1    Excusing Performance. Neither Party shall be liable for the failure to perform its obligations under this Agreement if such failure is a direct result of a contingency beyond such Party’s reasonable control, including, but not limited to, wars, fires, floods, storms or other natural disasters, or failure of public utilities or common carriers (“Force Majeure”).
16.2    Notice. A Party claiming a right to be excused performance under Section 16.1 shall immediately notify the other Party in writing of the extent of its inability to perform, which notice shall specify the Force Majeure that prevents such performance.
16.3    Resumption. Each Party shall employ commercially reasonable efforts, at its cost, toward resumption of its performance hereunder if such performance is delayed or interrupted by reason of Force Majeure. In the event that any Force Majeure circumstance cannot be removed or overcome within [****] months (or such other period as the Parties jointly shall determine from the date the Party affected first became affected), then either Party may, as of the expiration of such period by written notice to the other Party terminate this Agreement and neither Manufacturer nor Customer shall be liable to the other for damages with respect thereto.

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ARTICLE 17
CONFIDENTIALITY

17.1    Disclosure. During and in furtherance of this Agreement, each of the Parties hereto may disclose certain of its Confidential Information to the other Party.
1.9    17.2    Use of Confidential Information and Term. During term of this Agreement and for a period of seven (7) years from the expiration or termination thereof, each of the Parties hereto agrees (a) to use the Confidential Information only in connection with the terms of and performance of this Agreement; (b) to treat the Confidential Information as it would its own proprietary information; and (c) to take all reasonable precautions to prevent the disclosure of the Confidential Information to any individual or entity (except to such of its employees, subcontractors, consultants, and agents who reasonably require same for purposes hereof and who are bound in writing to that Party by like obligations as to confidentiality and non-use), without the prior written consent of the other Party.
17.3    Exceptions to Confidential Information. Each of Customer and Manufacturer shall be relieved of any and all obligations under Section 17.2 regarding Confidential Information which (a) was lawfully in the possession of the other Party as evidenced by the written records of such Party (other than in the possession of Impax Taiwan as at the Effective Date), and which was not acquired directly or indirectly from the disclosing Party’s group or any of the representatives or advisors to the disclosing Party, or in violation of any confidentiality agreement, (b) at the time of disclosure, was generally available to the public; or which after disclosure hereunder becomes generally available to the public through no fault attributable to a Party hereto; (c) is hereafter made available for use or disclosure from any third party having a right, to the best of receiving Party’s knowledge, to do so, or (d) is independently developed by the receiving Party without reference to or reliance upon the information by the disclosing Party, as evidenced by contemporaneous written records. Notwithstanding the foregoing, each Party shall be permitted to disclose the other Party’s Confidential Information solely to the extent it is required to be disclosed by the law, regulation or the rules of any applicable securities exchange on which such Party’s securities are listed, provided, however, that the receiving Party shall so notify the disclosing party of its intent and cooperate with the disclosing Party on reasonable measures to protect the confidentiality of the information.
17.4    Return of Confidential Information. Upon expiration or termination of this Agreement, each of the Parties will (and will cause its Affiliates to) cease its use and either return or destroy (and certify as to such destruction) all Confidential Information of the other Party, including any copies thereof, subject to the receiving Party’s right to maintain one copy of such tangible manifestations of such other Party’s Confidential Information solely for purposes of monitoring its compliance with this Agreement.

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 18
INTELLECTUAL PROPERTY

18.1    License. Customer hereby grants to Manufacturer, for the Term of this Agreement, a royalty-free, non-exclusive, non-transferable (except as set forth in Section 19.6), non-sublicensable (except to approved subcontractors) right and license under any intellectual property rights other than Customer’s Trademarks (as defined below) that are owned or controlled by Customer, licensable by Customer, and would necessarily be infringed by such Manufacturer’s manufacture and supply of the applicable Product under the terms set forth in this Agreement, solely to manufacture and supply such Product for Customer under the terms set forth under this Agreement.
18.2    Trademarks. To the extent that Customer elects in writing for any of the Products to be marketed under a trademark or housemark of Customer (“Customer’s Trademarks”), Customer hereby grants to Manufacturer a revocable, non-assignable and non-exclusive, non-transferable, non-sublicensable license during the Term to apply and affix the applicable Customer’s Trademark on the Products manufactured for Customer hereunder. Manufacturer shall (a) promptly provide to Customer all information reasonably requested by Customer with respect to the use, reproduction or display of Customer’s Trademarks, (b) promptly comply with any and all reasonable directions and quality control standards as may be provided from time to time by Customer with respect to the use, reproduction or display of Customer’s Trademarks, and (c) take no action that would reasonably be expected to materially impair the value of any Customer’s Trademark.
18.3    Ownership. Notwithstanding anything to the contrary under this Agreement,
(a)    Manufacturer acknowledges that, as between the Parties, all right, title and interest in and to all intellectual property rights and embodiments thereof owned by or licensed to Customer as of the Effective Date or thereafter developed or acquired by Customer, including without limitation Customer’s Trademarks (“Customer IP”), including any of the rights licensed pursuant to this Article 18, are and shall remain owned by Customer, its Affiliates or by its or their respective third-party licensors. Customer hereby reserves all rights in and to any and all Customer IP except to the extent expressly licensed to Manufacturer pursuant to Section 18.1 or Section 18.2. All goodwill arising from Manufacturer’s exercise of the license to Customer’s Trademarks set forth in Section 18.2 shall inure to the benefit of Customer; and
(b)    Customer acknowledges that, as between the Parties, all right, title and interest in and to all intellectual property rights and embodiments thereof owned by Manufacturer or licensed to Manufacturer by any third party (for clarity, other than by Customer or any of Customer’s Affiliates), in each case, as of the Effective Date or thereafter developed or acquired by Manufacturer (for clarity, other than as licensed to Manufacturer by Customer or any of Customer’s Affiliates) (“Manufacturer IP”) are and shall remain owned by Manufacturer, its Affiliates or by its or their respective third-party licensors. Manufacturer hereby reserves all rights in and to any and all Manufacturer IP.

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ARTICLE 19
ADDITIONAL TERMS AND PROVISIONS

19.1    Currency. Unless otherwise indicated, all dollar amounts in this Agreement are expressed in the lawful currency of the United States of America.
19.2    Headings. The titles and headings herein are for convenience only and shall not be used to interpret or construe the terms and conditions of this Agreement.
19.3    Singular Terms. Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural as well.
19.4    Agency Relationship. Nothing in this Agreement shall be construed to create between Customer and Manufacturer any other relationship such as, by way of example only, that of employer-employee, principal and agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the Parties hereto. No Party shall have authority to conclude contracts or otherwise to act for or bind the other Party in any manner, whatsoever, as agent or otherwise, save that Bora may take action as Impax Taiwan’s lawful agent for all purposes under this Agreement. Impax Taiwan and Bora shall be jointly and severally liable for any and all liability incurred by each other under or otherwise in connection to this Agreement.
19.5    Public Statements. No Party shall use or refer to, without the other Party’s prior written consent, the name of any other Party in any public statements, whether oral or written, including, but not limited to, shareholders reports, communications with stock market analysts, press releases or other communications with the media, or prospectuses; provided, however, that each Party may disclose to any third party authorized to receive Confidential Information under Section 17.2 the existence and subject matter of this Agreement.
19.6    Assignment. No Party may assign this Agreement or any of its rights or obligations hereunder except with the written consent of the other Parties. Notwithstanding the foregoing provisions of this Section 19.6, (i) each Party may assign this Agreement to any of its Affiliates (provided that assignment to an Affiliate will not relieve the assigning Party of responsibility for any breach of this Agreement, whether before or after such assignment) or to a successor to all or substantially all of its business to which this Agreement relates, provided that such assignee executes an agreement with the non-assigning Parties hereto whereby it agrees to be bound hereunder or (ii) Customer may assign this Agreement, in whole or in part in respect of a specific Product, to a successor to the portion of its business which relates to a specific Product, provided that, such assignee executes an agreement with the non-assigning Parties hereto whereby it agrees to be bound hereunder, or upon Manufacturer’s request, the Parties and such assignee will execute a separate document addressing solely the rights and obligations in relation to such specific Product, such Product shall no longer be subject to this Agreement with any conforming changes to be reflected in an amendment to this Agreement (e.g., removing the specific Product) and Customer shall pay Manufacturer’s reasonable legal fees associated with the preparation and review of such documents. Any purported assignment in violation of this Section 19.6 shall be void ab initio.

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19.7    Dispute Resolution.
(a)  The Parties will attempt to settle any claim or controversy arising out of this Agreement or the subject matter hereof through consultation and negotiation in good faith in a spirit of mutual cooperation. If they fail to resolve the dispute within thirty (30) days after either Party notifies the other of the dispute, then the matter will be escalated to the Chief Executive Officer of Customer and the Chief Executive Officer of Manufacturer, or their designees for resolution. They will use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed. If they fail to resolve the dispute within thirty (30) days after it is referred to them and do not mutually agree to extend the time for negotiation, then the dispute will be submitted to arbitration in accordance with the procedure set forth in Section 19.7(b).
(b)  Except with respect to actions by either Party seeking equitable or declaratory relief, any claim or controversy arising in whole or in part under or in connection with this Agreement or the subject matter hereof that is not resolved pursuant to Section 19.7(a) will be referred to and finally resolved by arbitration in accordance with the Rules of the International Chamber of Commerce (the “Rules”) as such Rules may be modified by this Agreement, by one arbitrator, who will be agreed upon by the Parties. If the Parties are unable to agree upon a single arbitrator within thirty (30) days following the date arbitration is demanded, three arbitrators will be used, one selected by each Party within ten (10) days after the conclusion of the 30-day period and a third selected by the first two within ten (10) days thereafter. Unless the Parties agree otherwise, they will be limited in their discovery to directly relevant documents. Responses or objections to a document request will be served twenty (20) days after receipt of the request. The arbitrator(s) will resolve any discovery disputes. Arbitration proceedings may be commenced by either Party by notice to the other Party. Unless otherwise agreed by the Parties, all such arbitration proceedings will be held in San Francisco, California, USA, provided that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s). The arbitrator(s) will apply the laws of California and it is understood and agreed that the provisions of Sections 45 and 69 of the Arbitration Act of 1969 shall not apply in respect of any arbitration pursuant to this Agreement. The arbitrator(s) will only have the authority to award actual money damages (with interest on unpaid amounts from the date due) and, except with respect to a breach or nonperformance of any provision of this Agreement relating to Confidential Information, the arbitrator(s) will not have the authority to award indirect, incidental, consequential, exemplary, special or punitive damages, and the Parties expressly waive any claimed right to such damages. The arbitrator(s) also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including an injunction or order for specific performance. The award of the arbitrator(s) shall be the sole and exclusive remedy of the Parties. Judgment on the award rendered by the arbitrator(s) may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrator(s). The arbitration will be of each Party’s individual claims only, and no claim of any other Party will be subject to arbitration in such proceeding. The costs and expenses of the arbitration, but not the costs and expenses of the Parties, will be shared equally by the Parties.

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If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorneys’ fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the Parties and the arbitrator(s) will maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute. Judgment on the award granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets. The Parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge and jury except as expressly provided herein.
(c)    Nothing in this Section 19.7 will prevent a Party from resorting to judicial proceedings if: (i) interim relief from a court is necessary to prevent serious and irreparable injury to such Party; or (ii) litigation is required to be filed prior to the running of the applicable statute of limitations. The use of any alternative dispute resolution procedure will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either Party.
19.8    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without application of any law, rule or judicial precedent thereof that would require application of the laws of any other jurisdiction. Each Party hereby expressly excludes application of the United Nations Convention on the Sale of Goods in relation to this Agreement or the performance thereof. Subject to Section 19.7, each Party hereby agrees to the exclusive jurisdiction and proper venue of the courts of the State of California and the federal courts of the United States of America located within California in relation to any dispute or controversy in connection to this Agreement or the performance thereof, and no Party shall object to such jurisdiction or venue on the basis of lack of subject matter or personal jurisdiction or inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail or recognized international courier service to such Party’s respective address set forth in Section 19.9 shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction in this Agreement.
19.9    Notices. Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other Party by personal delivery, by facsimile (receipt verified) or nationally recognized courier service to the mailing address set forth below:
If to Customer:
Impax Laboratories, Inc.
30831 Huntwood Avenue
Hayward, California 94544
Attention: Mark Schlossberg, Esq.
Fax number: +1.510.240.6096
If to Manufacturer:

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Bora Pharmaceuticals Co., Ltd.
6F, 69 XinAi Road
Neihu District, Taipei City 114
Taiwan, Republic of China
Attn: Bobby Sheng
Fax number: +886 2 2790-6596
or to such other addresses provided to the other Party in accordance with the terms of this Section 19.9. Notices of written communication made or given by personal delivery or courier service shall be deemed to have been sufficiently made or given when sent (receipt acknowledged).

19.10    Additional Products. The Parties covenant and agree that additional Products may be added to this Agreement by mutual agreement of the Parties and such additional Products shall be added to this Agreement by the Parties executing a written addendum hereto and signed by both Parties to this Agreement and such additional Products shall thereafter be governed by the general conditions hereof and any special terms (including, without limitation, fees) agreed to by the Parties in such addendum.
19.11    Entire Agreement. This Agreement and any Schedules and other attachments hereto, and the Purchase Agreement constitute the full, complete, final and integrated agreement between the Parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions, or understandings with respect to the subject matter hereof. If there is any conflict between this Agreement and the terms and conditions contained on any Purchase Order or in any Schedule hereto, the terms and conditions of this Agreement shall prevail.
19.12    Amendments: No Waiver. No provision of this Agreement may be amended, revoked or waived except in writing signed and delivered by an authorized officer of each Party. No failure or delay on the part of either Party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.
19.12    Validity. Should any part or provision of this Agreement be held unenforceable or invalid, the invalid or unenforceable provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the Parties.
19.13 Headings. The descriptive headings in this Agreement are inserted for the convenience of reference only and are not intended to be part of or affect the meaning of or interpretation of this Agreement.

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19.14    Execution in Counterparts. This Agreement may be executed, either by original or by facsimile signature, in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If by facsimile, an original shall be sent to each Party as soon as reasonably possible for its permanent files.

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IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement.

Impax Laboratories, Inc.	Bora Pharmaceuticals Co., Ltd.
By: /s/ Paul M. Bisaro	By: /s/ Bobby Sheng
Name: Paul M. Bisaro	Name: Bobby Sheng
Title: Chief Executive Officer	Title: Chairman
Date:	Date: December 19, 2017

Impax Laboratories (Taiwan), Inc.
By: /s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Chairman
Date:

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PRODUCT SCHEDULES

[To be attached for each Product in substantially the form of Attachment A. Such Product Schedules shall be labeled Product Schedule 1, Product Schedule 2, etc.]

i

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ATTACHMENT A
FORM OF PRODUCT SCHEDULE

PRODUCT SCHEDULE # - PRODUCT NAME

This PRODUCT SCHEDULE (Product Name) dated ____________, 20__ (“Product Addendum (Product Name) Effective Date”) is to the Master Supply Agreement (“Agreement”) dated ______ ___, 2017 and is entered into by and between Impax Laboratories, Inc. (“Customer”) and Bora Pharmaceuticals Co., Ltd. and Impax Laboratories (Taiwan) Ltd (Bora and Impax Taiwan together the “Manufacturer”).

1.	Product Definition

1.1.	Name, Strength, Dosage Form

1.1.1.	Per Exhibit 1 to this Attachment

1.2.	Description of Work

1.3.	Referenced Drug

1.4.	Required Shelf Life at Delivery

2.	Scope of Activities

2.1.	Anticipated Processing Date

2.2.	Validation Services

2.3.	Product Maintenance Services

2.4.	Facility Address

3.	[****]

4.	Quantity/ Price
4.1    Quantity/Batch Size
4.2    Estimated Volume for First Contract Year
4.3    Unit Pricing (based on volume)
4.4    Product Maintenance Service Fees (as applicable) and Payment Dates
4.5    Price Changes
4.6    Taxes

i

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[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.	Product Specifications

6.	Product Materials

6.1.	Raw Materials

6.1.1.	Long Lead Time Items

6.2.	Client-supplied Materials

6.2.1.	Value of client supplied Materials

Description	Value

7.	Purchase Order/Invoicing Requirements

7.1.	Information to be contained in Purchase Order

7.2.	Invoices to be directed to:

8.	Documents to Accompany Product Batch Release:

9.	Commercial Launch Date

10.	Territory

11.	Exclusivity

12.	Activity/Responsibility Summary

Activity / Responsibility	Customer	Manufacturer
Supply of API
Purchase of Raw Materials
Purchase Packaging Components
API Testing and Release
Packaging Component Testing and Release
Storage of Raw Materials
Storage of Packaging Components
Storage of Finished Product
Allocate and send Serial Numbers
Weigh/Dispense API
Weigh/Dispense Excipients
Manufacture of bulk solution, sterile fill, freeze dry and sealing of product

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SC1:4529841.10

Activity / Responsibility	Customer	Manufacturer
Inspection and secondary packaging
In-process testing
Labeling per applicable laws and requirements
Review and Approve Labeling Proofs
Finished Product release testing
Finished Product stability testing
Review and Disposition of Master Batch Record
Review and Disposition of Packaging Record
Final Batch Release
Send Serialization data
Arrange for Shipping of Finished Product
Prepare and Approve Certificate of Compliance
Facilities qualification, protocol, execution, completion, report
Cleaning procedures, validation
Analytical Methods for Cleaning Validation
Equipment qualification, protocol, execution, completion, report and approval, safety qualification
Validation, protocol, execution, completion report and approval
Standard Operating Procedures
SOP Training
Maintenance of Training Records
Master Batch Record
Packaging Batch Record
Retention of Batch Records
Storage of Retain Samples
Maintenance/Administration of Retain Samples
Conduct Annual Product Review
Health and Safety Programs in accord with State, Local and Federal Regulations
Training on relevant health and safety issues
Documented Health and Safety Procedures

13.	Other terms and conditions:
Limitation of Liability with respect to Product under this Product Schedule:
The Parties agree that the terms and conditions of the Agreement are incorporated herein as if fully set forth herein and further represent that this Product Schedule (Product Name) is executed by their duly authorized representatives.

SC1:4529841.10

IMPAX LABORATORIES, INC.            BORA PHARMACEUTICALS CO., LTD

By: __________________________        By: ________________________
Title: ___________________________     Title: ______________________
IMPAX LABORATORIES (TAIWAN), INC.
By: ______________________________
Title: _____________________________

SC1:4529841.10

ATTACHMENT B

PRODUCT MAINTENANCE SERVICES

[****]

SC1:4529841.10

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT C
EXISTING INVENTORY

[****]

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SC1:4529841.10

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.